Exhibit 16.1

December 10, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:     Apextalk Holdings, Inc.

File Ref. No.  333-153838

We have read the statements of Apextalk Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 9, 2010 and agree with such statements as they pertain to our firm.

Regards,

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants